Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of this 9th day of May, 2013, by and among Institutional Financial Markets, Inc., a Maryland corporation (the “Company”), and the Investors (as defined below). Capitalized terms used herein but otherwise not defined shall have the meanings ascribed to such terms in the Securities Purchase Agreement (as defined below).

RECITALS:

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and Mead Park Capital Partners LLC, a Delaware limited liability company (“Buyer”) are executing and delivering a Securities Purchase Agreement (the “Securities Purchase Agreement”), pursuant to which the Company has agreed to sell to Buyer and Buyer has agreed to purchase from the Company (i) an aggregate of One Million Nine Hundred Forty-Nine Thousand One Hundred Sixty-Seven (1,949,167) newly issued shares (each, a “Buyer Common Share” and, collectively, the “Buyer Common Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), for a purchase price of Two Dollars ($2.00) per Buyer Common Share, representing an aggregate purchase price of Three Million Eight Hundred Ninety-Eight Thousand Three Hundred Thirty-Four Dollars ($3,898,334); and (ii) a convertible promissory note in the aggregate principal amount of Five Million Eight Hundred Forty-Seven Thousand Five Hundred and One Dollars ($5,847,501) (the “Buyer Note”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and Daniel G. Cohen are executing and delivering a Securities Purchase Agreement (the “Cohen Purchase Agreement”), pursuant to which the Company has agreed to sell to the Mr. Cohen and Mr. Cohen has agreed to purchase from the Company (i) an aggregate of Eight Hundred Thousand (800,000) newly issued shares (each, a “Cohen Common Share” and, collectively, the “Cohen Common Shares”) of the Common Stock, for a purchase price of Two Dollars ($2.00) per Cohen Common Share, representing an aggregate purchase price of One Million Six Hundred Thousand Dollars ($1,600,000); and (ii) a convertible promissory note in the aggregate principal amount of Two Million Four Hundred Thousand Dollars ($2,400,000) (together with the Buyer Note, the “Notes”);

WHEREAS, the parties hereto are entering into this Agreement pursuant to the Securities Purchase Agreement and pursuant to the Cohen Purchase Agreement; and

WHEREAS, with this Agreement, the Company desires to provide certain registration rights to the Investors under the Securities Act of 1933, as amended (the “Securities Act”) and under applicable state securities Laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Common Shares” means the Buyer Common Shares and the Cohen Common Shares.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Investors” means Cohen Bros. Financial, LLC and Buyer.

“Losses” means actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including reasonable attorneys’ fees and disbursements), amounts paid in settlements and other costs.

“Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Register,” “registered” and “registration” mean a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document by the SEC.

“Registrable Securities” means (i) the Common Shares and the Conversion Shares; and (ii) any other securities issued or issuable directly or indirectly with respect to the Common Shares and the Conversion Shares, whether by conversion, exchange or in connection with a combination, reclassification, merger, charter amendment or otherwise; provided, however, that a Common Share or Conversion Share or any other such security shall cease to be a “Registrable Security” hereunder upon (A) the sale of such security pursuant to an effective Registration Statement or pursuant to Rule 144, or (B) such security becoming eligible for sale without restriction by an Investor pursuant to Rule 144 and, at such time, the aggregate number of the Common Shares, the Conversion Shares and any other such securities held by such Investor constitutes less than two percent of the issued and outstanding Common Stock of the Company.

“Registration Statement” means any registration statement of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such registration statement (including post-effective amendments), and all exhibits and all materials incorporated by reference into such registration statement.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

In addition, the following terms shall have the respective meanings ascribed to them in the corresponding Sections:

Term	Section
Agreement	Preamble
Blue Sky Application	Section 8(a)
Buyer	Recitals
Buyer Common Share(s)	Recitals
Buyer Note	Recitals
Cohen Common Share(s)	Recitals
Cohen Note	Recitals
Cohen Purchase Agreement	Recitals
Common Stock	Recitals
Company	Preamble
Company Indemnified Party	Section 8(b)
Cut Back Shares	Section 3(c)(iii)
Demand	Section 3(e)(i)
Demand Notice	Section 3(e)(i)
Effectiveness Period	Section 4(a)
Filing Deadline	Section 3(a)
Information Recipient	Section 5
Investor Indemnified Party	Section 8(a)
Investors	Preamble
Non-Underwritten Shelf Takedown	Section 3(e)(ii)
Notes	Recitals
Piggyback Registration	Section 3(d)(i)
Requesting Party	Section 5
Rule 172	Section 4(j)
Rule 415	Section 3(c)(iii)
Rule 424	Section 4(j)
Securities Act	Recitals
Securities Purchase Agreement	Recitals
Special Registration	Section 3(d)(i)
Suspension	Section 3(c)(ii)
Underwritten Shelf Takedown	Section 3(e)(i)

2. Effective Date. This Agreement shall become effective only upon the Closing. In the event that the Securities Purchase Agreement is terminated for any reason, this Agreement shall immediately terminate and be of no further force or effect without any further action on the part of any party.

3. Registration.

(a) Registration Statements. The Company, as promptly as practicable after the Closing Date and, in any event, on or prior to the thirtieth (30th) day following the Closing Date (and if such day falls on a Saturday, a Sunday or a national holiday, then the next business day thereafter) (the “Filing Deadline”), shall prepare and file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of all of the Registrable Securities on a continuous basis by means of a shelf registration), covering the resale of all of the Registrable Securities; provided, however, that if the Filing Deadline shall fall during a period that the Company may not file a Registration Statement until such time as it files with the SEC its updated financial statements, then the Filing Deadline shall be no later than twenty (20) days after the filing date of such updated financial statements with the SEC. In the event of any stock split, stock dividend or transaction with respect to the Registrable Securities that increases the number of Registrable Securities, if a then-effective Registration Statement does not cover the resale of such additional number of Registrable Securities, the Company shall amend or supplement any Registration Statement to cover such additional number of Registrable Securities.

(b) Expenses. Except as set forth below, the Company will pay all of the following expenses incurred in connection with complying with this Agreement (whether or not any Registration Statement or Prospectus becomes final or effective), including, without limitation: all registration, filing and printing fees, the Company’s counsel and accounting fees and expenses, costs and expenses associated with clearing the Registrable Securities for sale under applicable state securities Laws (including, without limitation, fees, charges and disbursements of counsel in connection with such clearance), all listing fees, expenses incurred by the Company in connection with any “road show” and reasonable fees, charges and disbursements of counsel to the Investors. The Company shall not be required to pay or reimburse the Investors for any underwriting discounts or commissions and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold. All underwriting discounts, commissions and fees shall be borne by the Investors of the securities so registered pro rata on the basis of the aggregate offering price or sale price of the securities so registered.

(c) Effectiveness.

(i) The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective or become effective as soon as practicable following the filing thereof with the SEC. The Company shall notify the Investors by facsimile or e-mail, in accordance with Section 8(b), promptly after any Registration Statement is declared effective.

(ii) The Company may suspend the use of any Registration Statement or Prospectus (a “Suspension”) by any Investor if the Company determines in good faith that such Suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time, in the good faith opinion of the Board of Directors, would be materially detrimental to the Company or its stockholders for a registration to be effected at such time, provided that such a right to delay shall be exercised by the Company only if the Company generally exercises similar rights against all Investors; (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein; or (C) amend or supplement the affected Registration Statement or Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, in each case of clauses (A) through (C), that the Company shall (a) promptly notify each Investor in writing of such Suspension and the reasons therefor, but shall not disclose to such Investor any material non-public information giving rise to a Suspension under clause (A); (b) advise the Investors in writing to cease all sales under the Registration Statement or Prospectus until the end of the Suspension; and (c) use its reasonable best efforts to terminate such Suspension as promptly as practicable. The Company may not exercise its rights pursuant to this Section 3(c)(ii) for more than 90 days in the aggregate in any twelve month period.

(iii) Rule 415; Cutback. Any registration pursuant to Section 3(a) of this Agreement shall be effected by means of a shelf registration on a delayed or continuous basis in accordance with the provisions of Rule 415 promulgated under the Securities Act (“Rule 415”). If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under Rule 415, or requires any Investor to be named as an “underwriter” in such Registration Statement, if the Company believes, in its sole discretion and upon the advice of counsel, that the Registrable Securities are eligible for registration under Rule 415 or that such Investor is not an “underwriter” for the purposes of the Securities Act and the registration, as applicable, then the Company shall use its reasonable best efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering by or on behalf of the Company (i.e., the issuer) for the purposes of Rule 415, and/or that such Investor is not an “underwriter,” as applicable, in which event such Investor shall provide to the Company, in writing, all information reasonably requested by the Company to support such Investor’s contention that it is not an “underwriter.” Such Investor shall have the right to participate or have its counsel participate in any meetings or discussions with the SEC regarding the SEC’s position (unless in the reasonable opinion of the Company or its counsel, such participation will be to the detriment to the Company in that it may cause undue delays in the registration process or for other reasons) and to comment or have their counsel comment on any written submission made to the SEC with respect thereto. No such written submission regarding the foregoing specifying an Investor shall be made to the SEC to which the Investors’ counsel reasonably objects. The Company shall not agree to name any Investor as an “underwriter” in such Registration Statement without the prior written consent of such Investor. In the event that, despite the Company’s reasonable best efforts and compliance with the terms of this Section 3(c)(iii), the SEC refuses to alter its position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415, or requires any Investor to be named as an “underwriter” in such Registration Statement, then the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”); and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities, in each case as the SEC may require to assure the Company’s compliance with the requirements of Rule 415. Upon the SEC’s initial declaration that the Registration Statement is effective, the Company shall no longer have any obligations under this Agreement to register the Cut Back Shares.

(d) Piggyback Registration.

(i) Whenever the Company proposes to register any of its Common Stock in connection with an underwritten public offering (whether an offering of Common Stock by the Company, stockholders of the Company, or both, but other than in connection with a Special Registration (as defined below)), the Company will give prompt written notice to the Investors of its intention to effect such a registration (but in no event less than ten (10) days prior to the anticipated filing date) and (subject to clause (ii) below) will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) business days after the date of the Company’s notice (a “Piggyback Registration”). Any Investor that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth (5th) business day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 3(d)(i) prior to the effectiveness of such registration, whether or not any Investor has elected to include Registrable Securities in such registration. “Special Registration” means the registration of equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form).

(ii) The right of the Investors to participate in a registration referred to in Section 3(d)(i) will be conditioned upon such persons’ participation in such underwriting and the inclusion of such persons’ Registrable Securities in the underwriting, and each such person will (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company. If the managing underwriters advise the Company in writing that, in their reasonable opinion, the number of shares of Common Stock requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company shall include in such Registration Statement or Prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which shares shall be so included in the following order of priority: (A) first, the shares the Company proposes to sell and (B) second, shares of the participating stockholders pro rata on the basis of the aggregate number of such shares owned by each participating stockholder.

(e) Requests and Demands.

(i) Each Investor may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to a Registration Statement (each, an “Underwritten Shelf Takedown”). Any request (a “Demand”) for an Underwritten Shelf Takedowns shall be made by an Investor by giving written notice to the Company (the “Demand Notice”). Each Demand Notice shall specify the approximate number of Registrable Securities to be sold by the Investor in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. Within two (2) business days after receipt of any Demand Notice, the Company shall send written notice of such requested Underwritten Shelf Takedown to the non-requesting Investor and shall include in such Underwritten Shelf Takedown all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) business days after sending such notice (except that the non-requesting Investor shall have two (2) business days after receipt of such notice to request inclusion of Registrable Securities in the Underwritten Shelf Takedown in the case of a “bought deal”, “registered direct offering” or “overnight transaction” where no preliminary prospectus is used).

(ii) If an Investor desires to initiate an offering or sale of all or part of such Investor’s Registrable Securities that does not constitute an Underwritten Shelf Takedown (a “Non-Underwritten Shelf Takedown”), such Investor shall so indicate in a written request delivered to the Company no later than two (2) business days (or in the event any amendment or supplement to the Registration Statement or Prospectus is necessary, no later than five (5) business days) prior to the expected date of such Non-Underwritten Shelf Takedown, which request shall include (A) the total number of Registrable Securities expected to be offered and sold in such Non-Underwritten Shelf Takedown, (B) the expected plan of distribution of such Non-Underwritten Shelf Takedown and (C) the action or actions required (including the timing thereof) in connection with such Non-Underwritten Shelf Takedown, and, to the extent necessary, the Company shall file and effect an amendment or supplement to its Registration Statement or Prospectus for such purpose as soon as practicable. For the avoidance of doubt, unless otherwise agreed to by the requesting Investor, the non-requesting Investor shall not have the right to participate in a Non-Underwritten Shelf Takedown.

(iii) The underwriters in any Underwritten Shelf Takedown shall be selected by the Investor that requested the offering.

4. Company Obligations. The Company will use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the terms hereof and the sale of such Registrable Securities as soon as reasonably practicable in accordance with the intended method of disposition thereof, and the Company will:

(a) use its reasonable best efforts to cause the Registration Statement to remain continuously effective and in compliance with the Securities Act and usable for resale of the Registrable Securities for a period (the “Effectiveness Period”) of three years from the date of its initial effectiveness (or, if earlier, until such time as there are no Registrable Securities remaining), following which time, or following the expiration of the initial Registration Statement, the Company shall promptly refile a Registration Statement or file a new Registration Statement with respect to the Registrable Securities if any Investor so requests and use its reasonable best efforts to cause such Registration Statement to remain continuously effective and in compliance with the Securities Act and usable for resale of the Registrable Securities for a period of three years from the date of its initial effectiveness (or, if earlier, until such time as there are no Registrable Securities remaining) (such period being deemed a continuation of the Effectiveness Period), it being understood that an Investor can request the filing of a Registration Statement at any time which (i) Registrable Securities are outstanding and (ii) no Registration is that time effective;

(b) as expeditiously as practicable, prepare and file with the SEC such amendments, post-effective amendments and supplements to any Registration Statement and any Prospectus as may be necessary to keep the Registration Statement effective or the Prospectus current for the Effectiveness Period and to comply with the provisions of the Securities Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c) provide copies to and permit counsel designated by the Investors to review each Registration Statement and Prospectus and all amendments and supplements thereto prior to the filing thereof with the SEC;

(d) furnish to the Investors and their legal counsel such number of copies of each Registration Statement and Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto (including exhibits) and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor that are covered by the related Registration Statement or Prospectus;

(e) use its reasonable best efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal or lifting of any such order at the earliest practicable time;

(f) use its reasonable best efforts to register and qualify, and cooperate with the Investors and their counsel in connection with the registration or qualification of, the Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions reasonably requested by the Investors or any underwriter, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and do any and all other reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 4(f), or (iii) file a general consent to service of process in any such jurisdiction;

(g) promptly notify the Investors, at any time prior to the end of the Effectiveness Period, (i) upon discovery that, or upon the happening of any event as a result of which, the Registration Statement, Prospectus or any document incorporated by reference therein includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC and furnish to the Investors a supplement to or an amendment of such Registration Statement, Prospectus or other document as may be necessary so that such Registration Statement, Prospectus or other document shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, provided that any suspension of the use of any Registration Statement or Prospectus in connection with the happening of any such event must comply with the terms and conditions of Section 3(c)(ii), including, for the avoidance of doubt, the total number of days that any suspension may be in effect in any period, (ii) if the Company becomes aware of any request by the SEC or any federal or state governmental agency or authority for amendments or supplements to a Registration Statement or Prospectus covering Registrable Securities or for additional information relating thereto, (iii) if the Company becomes aware of the issuance or threatened issuance by SEC of any stop order or other suspension of effectiveness with respect to a Registration Statement covering the Registrable Securities, (iv) upon the receipt by the Company of any notification with respect to the suspension of the registration or qualification of, or exemption from such registration or qualification of, any Registrable Security for offer and sale in any jurisdiction reasonably requested by the Investors or any underwriter, or the initiation or threatening of any proceeding for such purpose, and (v) when any Registration Statement or Prospectus or any amendment or supplement thereto has been filed with the SEC and when any of the foregoing has become effective;

(h) if an Underwritten Shelf Takedown is requested, enter into an underwriting agreement in customary form, scope and substance;

(i) use its commercially reasonable efforts to cause all such Registrable Securities (A) if the Registrable Securities are then listed on a securities exchange, to continue to be so listed, (B) if the Registrable Securities are not then listed on a securities exchange, to, as promptly as practicable, be listed on the NYSE MKT, the New York Stock Exchange or NASDAQ (or any other national securities exchange), and (C) to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Investors or their permitted assignees to sell the Registrable Securities;

(j) if an Underwritten Shelf Takedown is requested or an underwritten public offering is conducted by the Company in accordance with Section 3(d), (A) use its reasonable best efforts to obtain customary “comfort” letters from the independent registered public accounting firm of the Company (to the extent deliverable in accordance with their professional standards) addressed to such Investor and the managing underwriter, if any, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings; (B) use its reasonable best efforts to obtain opinions of external counsel to the Company (such counsel being reasonably satisfactory to the managing underwriter, if any) and updates thereof covering matters customarily covered in opinions of counsel in connection with underwritten offerings, addressed to each participating Investor and the managing underwriter, if any, provided, that the delivery of any “10b-5 statement” may be conditioned on the prior or concurrent delivery of a “comfort” letter pursuant to subsection (A) above; and (C) provide officers’ certificates and other customary closing documents customarily delivered in connection with underwritten offerings and reasonably requested by the managing underwriter;

(k) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act (including, without limitation, Rule 172 promulgated under the Securities Act (“Rule 172”)), file any final Prospectus (including any supplement or amendment thereof) with the SEC pursuant to Rule 424 promulgated under the Securities Act (“Rule 424”), promptly inform the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investors are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act (including Rule 158 promulgated thereunder). For the purpose of this Section 4(i), “Availability Date” means the forty-fifth (45th) day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the ninetieth (90th) day after the end of such fourth fiscal quarter. If the Company is required to file a Prospectus pursuant to Rule 424 at the time the Registration Statement is declared effective by the SEC, the Company shall file such Prospectus by 8:30 a.m., New York City time, on the next day on which the SEC’s Electronic Data Gathering, Analysis and Retrieval System (EDGAR) accepts documents for filing; and

(l) use its reasonable best efforts to take all other actions necessary or customarily taken by issuers to effect the registration of, and its commercially reasonable efforts to take all other actions necessary to effect the sale of, the Registrable Securities contemplated hereby.

5. Due Diligence Review; Information. Upon written request to the Company from a representative of any Investor or any underwriter (and/or any attorney or accountant retained by either of the foregoing) participating in a disposition of Registrable Securities pursuant to a Registration Statement (each a “Requesting Party”), the Company shall make available to such Requesting Party, for inspection and review during normal business hours, all of the Company’s financial records, SEC filings, and other corporate documents and properties as may be reasonably necessary to enable such Requesting Party to exercise their due diligence in connection with such disposition of such Registrable Securities, and the Company shall cause its officers, directors and employees to supply all such information reasonably requested by such Requesting Party in connection with such due diligence within a reasonable time period following the Company’s receipt of such request. As a condition to such inspection and review, the Company may require the Investors to enter into confidentiality agreements (in a form reasonably satisfactory to the Company). Notwithstanding the foregoing, the Company shall not disclose material nonpublic information to the Investors, to any Requesting Party, or to any advisors or representatives thereof (each a “Information Recipient”), unless, prior to disclosure of such material nonpublic information, (i) the Company identifies such information to the Information Recipient as being material nonpublic information; (ii) the Company provides the Information Recipient with the opportunity to accept or refuse to accept such information prior to its receipt thereof; and (iii) the Information Recipient enters into an appropriate confidentiality agreement (in a form reasonably satisfactory to the Company) with the Company with respect to such information.

6. Holdback. With respect to any underwritten offering of Registrable Securities by an Investor pursuant to this Agreement, the Company agrees not to effect (other than pursuant to such registration) any public sale or distribution, or to file any Registration Statement or Prospectus (other than with respect to such registration) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten (10) days prior and sixty (60) days following the effective date of such offering or such longer period up to ninety (90) days as may be requested by the managing underwriter. The Company also agrees to cause each of its directors and senior executive officers to execute and deliver customary lockup agreements in such form and for such time period up to ninety (90) days as may be requested by the managing underwriter.

7. Obligations of the Investors.

(a) Each Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities. At least five (5) business days prior to the first anticipated filing date of any Registration Statement or Prospectus, the Company shall notify each Investor of the information that the Company requires from such Investor if such Investor desires to have any of the Registrable Securities included in the Registration Statement or Prospectus. Any Investor who elects to have such Registrable Securities included in such Registration Statement or Prospectus shall provide such information to the Company at least two (2) business days prior to the first anticipated filing date of such Registration Statement or Prospectus.

(b) Each Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement or Prospectus hereunder; provided, however, that any Investor who notifies the Company in writing of its election to exclude all of its Registrable Securities from such Prospectus need not so cooperate with the Company.

(c) Each Investor agrees that, upon receipt of any notice from the Company of either (i) the suspension of the use of any Prospectus pursuant to Section 3(c)(ii) of this Agreement; or (ii) the happening of an event pursuant to Section 4(g) hereof, such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Investor is advised by the Company that such dispositions may again be made.

8. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by Law, each Investor and if an Investor is a person other than an individual, its officers, directors, members, managers, employees and agents and each other person, if any, who controls such Investor within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act (each an “Investor Indemnified Party”), against any Losses, joint or several, to which such Investor Indemnified Party may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon: (i) any untrue statement or alleged untrue statement contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof, or any documents incorporated by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared or authorized by the Company (or any amendment or supplement thereto); or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) any “Blue Sky” application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities Laws thereof (any such application, document or information herein called a “Blue Sky Application”); or (iii) the omission or alleged omission to state in a Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be so liable, in any such case, if and to the extent that any such Loss arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in conformity with information regarding such Investor Indemnified Party or its plan of distribution or ownership interests which was furnished by such Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus; or (B) any offers or sales by or on behalf of any Investor Indemnified Party after delivery to the Investor Indemnified Party by the Company of a notice of suspension described in Section 3(c)(ii) hereof and before delivery of a notice by the Company to the Investor advising the Investor that dispositions may be made as provided by Section 7(c) hereof.

(b) Indemnification by the Investors. In connection with any registration in which an Investor is participating, each Investor agrees, to indemnify and hold harmless, to the fullest extent permitted by Law, the Company, its directors, officers, employees, agents and each person who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Company Indemnified Party”), against any Losses to which such Company Indemnified Party may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information furnished in writing by or on behalf of such Investor to the Company specifically and expressly for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto, and (ii) any offers or sales by or on behalf of any Investor after delivery to such Investor by the Company of a notice of suspension described in Section 3(c)(ii) hereof and before delivery of a notice by the Company to such Investor advising such Investor that dispositions may be made as provided by Section 7(c) hereof. In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor in connection with any claim relating to this Section 8 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission) received by such Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation. For the purposes of this Section 8(b), the indemnification obligations of Buyer to the Company Indemnified Party shall be joint and several.

(c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification; and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses; or (b) the indemnifying party shall have failed within a reasonable time after notice from the indemnified party to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party, or (c) the named parties to such action (including any impleaded parties) include both the indemnified party and the indemnifying party and, in the reasonable judgment of the indemnified party, representation of both the indemnified party and the indemnifying party with respect to such claims by the same counsel would be inappropriate due to actual or potential differing interests between them (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the prior written consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

(d) Contribution. If, for any reason, the indemnification provided for in Sections 8(a) and 8(b) hereof is unavailable to an indemnified party or insufficient to hold it harmless, other than for the exceptions specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact has been made by, or relates to information supplied by, the indemnifying party or the indemnified party, and the parties’ relative intent, knowledge, and access to information. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 8 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

9. Miscellaneous.

(a) Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and each of the Investors.

(b) Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Company:	Institutional Financial Markets, Inc. Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania 19104 Attn: Joseph W. Pooler, Jr. Facsimile: (215) 701-8280 E-mail: jpooler@ifmi.com and to:
Institutional Financial Markets, Inc. 1633 Broadway, 28th Floor New York, New York 10019 Attn: Rachael Fink Facsimile: (866) 543-2907 E-mail: rfink@ifmi.com
With a copy to:	Duane Morris LLP 30 South 17th Street Philadelphia, Pennsylvania 19103 Attn: Darrick M. Mix Facsimile: (215) 239-4958 Email: dmix@duanemorris.com
If to Cohen Bros. Financial LLC:	c/o Institutional Financial Markets, Inc. Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania 19104 Attn: Daniel G. Cohen
With a copy to:	Daniel G. Cohen at his principal address set forth the books and records of the Company.

If to Buyer:

Mead Park Capital Partners LLC

c/o Mead Park Holdings LP

126 East 56th Street, 19th Floor

New York, New York 10022

Attn: Christopher Ricciardi

Facsimile: (212) 432-4770

Email: cricciardi@meadpark.com

and to:

Mead Park Capital Partners LLC

c/o Mead Park Holdings LP

126 East 56th Street, 19th Floor

New York, New York 10022

Attn: Dennis J. Crilly

Facsimile: (212) 432-4770

Email: dcrilly@meadpark.com

With a copy to:	Sullivan & Cromwell LLP 125 Broad Street New York, New York 10022 Attn: Mitchell Eitel Facsimile: (212) 558-3588 Email: eitelm@sullcrom.com unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address above, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express (FedEx), the United Parcel Service (UPS), or another nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., New York City time, on a business day. Any notice hand delivered after 5:00 p.m. New York City time, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notices, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

(c) Assignments and Transfers by Investors. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their respective permitted successors and assigns. An Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder, provided that such Investor complies with the requirements of the Securities Purchase Agreement or the Cohen Purchase Agreement, as applicable, and with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected and agrees in writing to be bound by the terms hereof.

(d) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of each of the Investors; provided, however, that the Company may assign this Agreement in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person and, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Investors in connection with such transaction unless the resales of such securities are registered under the Securities Act and the securities are otherwise freely tradable by the Investors after giving effect to such transaction.

(e) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or e-mail delivery of a “.pdf.” or other similar format file, which shall be deemed an original.

(g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable Law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

(i) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j) Entire Agreement. This Agreement and the Securities Purchase Agreement and each of the other Transaction Documents, the Confidentiality Agreement, and the Exclusivity Agreement (each as defined in the Securities Purchase Agreement), collectively, set forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written. In the event that there shall be a conflict between the provisions of this Agreement and the provisions of the Securities Purchase Agreement, the provisions of the Securities Purchase Agreement shall control. In the event that there shall be a conflict between the provisions of this Agreement and the provisions of the Cohen Purchase Agreement, the provisions of the Cohen Purchase Agreement shall control.

(k) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws that would result in the application of the laws of another jurisdiction. The parties further agree that any action between them shall be heard in New York City, New York, and expressly consent to the jurisdiction and venue of the state and federal courts sitting in New York City, New York, for the adjudication of any civil action asserted pursuant to this Agreement. EACH OF THE PARTIES HERETO, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE INVESTORS AND THE COMPANY ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE INVESTORS TO ENTER INTO THIS AGREEMENT.

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement or caused their duly authorized officers to execute this Registration Rights Agreement as of the date first above written.

THE COMPANY:

INSTITUTIONAL FINANCIAL MARKETS, INC.

By:	/s/ Joseph W. Pooler, Jr.
Name:	Joseph W. Pooler, Jr.
Title:	Executive Vice President, Chief Financial Officer and Treasurer

INVESTORS:

COHEN BROS. FINANCIAL, LLC

/s/ Daniel G. Cohen
Name:	Daniel G. Cohen
Title:	Managing Member

MEAD PARK CAPITAL PARTNERS LLC
By:	Mead Park Advisors LLC, its investment adviser

By:	/s/ Christopher Ricciardi
Name:	Christopher Ricciardi
Title:	Authorized Person

[Signature page to Registration Rights Agreement]